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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 17, 2001, with respect to the financial statements and schedule of Total Research Corporation included in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Harris Interactive Inc. for the registration of 10,799,836 shares of its common stock.


                                                     /s/  Ernst & Young LLP

MetroPark, New Jersey
July 1, 2003